UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2003

NATIONAL WINE & SPIRITS, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	333-74589 (Commission File Number)	35-2064429 (I.R.S. Employer Identification No.)

700 West Morris Street, P.O. Box 1602 Indianapolis, Indiana (Address of principal executive offices)	46206 (Zip Code)

Registrant's telephone number, including area code:  (317) 636-6092

Item 5.  Other Events

         On February 3, 2003, the Company issued a press release announcing that the Company had entered into an agreement in principle to form a strategic partnership with Glazer’s Wholesale Distributors for the purpose of distributing alcohol-based beverages in the state of Illinois.

         A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         The following exhibits are filed as a part of this report:

         99.1         Press Release dated February 03, 2003.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WINE & SPIRITS, INC. (Registrant) By: /s/ James E. LaCrosse James E. LaCrosse Chairman, President, Chief Executive Officer and Chief Financial Officer
Date: February 3, 2003